Exhibit 5.1

Brian F. Leaf

(703) 456-8053

bleaf@cooley.com

January 10, 2020

Clearside Biomedical, Inc.

900 North Point Parkway, Suite 200

Alpharetta, Georgia 30005

Ladies and Gentlemen:

We have acted as counsel to Clearside Biomedical, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission, covering the registration for resale of 3,178,367 shares of the Common Stock, $0.001 par value, of the Company on behalf of certain selling stockholders (the “Shares’).  The Shares were issued by the Company pursuant to that certain Securities Purchase Agreement, dated November 22, 2019, by and among the Company and the purchasers named therein (the “Purchase Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus included in the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws, the Purchase Agreement and originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies thereof; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents by all persons other than by the Company where due authorization, execution and delivery are a prerequisite to the effectiveness thereof.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.  We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

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ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656  T: (703) 456-8000  F: (703) 456-8100  WWW.COOLEY.COM

Clearside Biomedical, Inc. Page 2

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:  /s/ Brian F. Leaf

Brian F. Leaf

ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656  T: (703) 456-8000  F: (703) 456-8100  WWW.COOLEY.COM